
   Schedule of Year-To-Date Principal and Interest Distributions
                           to
                  Certificateholders
                                                                              Ending
Class                   Interest             Principal      Losses           Balance
A1                    23,314,416.10      61,093,093.31         0.00      2,210,440,974.72
A2                     8,374,744.14      20,073,854.42         0.00        737,104,145.58
B                              0.00               0.00         0.00        422,502,184.79
R                     14,367,074.30               0.00         0.00                  0.00

